================================================================================

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

================================================================================


                                      AMONG

                            FAMILY GOLF CENTERS, INC.

  A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   AS BORROWER
                                   -----------

                                       AND

                 THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,
          EACH A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF
                               THE BANKRUPTCY CODE

                                 AS GUARANTORS
                                 -------------

                                       AND

                             THE BANKS PARTY HERETO,

                                       AND

                            THE CHASE MANHATTAN BANK,

                                    AS AGENT
                                    --------

================================================================================

                            DATED AS OF JUNE 2, 2000

================================================================================

                                TABLE OF CONTENTS

SECTION 1.        DEFINITIONS.....................................................................................2
                  SECTION 1.01      DEFINED TERMS.................................................................2
                  SECTION 1.02      TERMS GENERALLY..............................................................12

SECTION 2.        AMOUNT AND TERMS OF CREDIT.....................................................................12
                  SECTION 2.01      COMMITMENT OF THE BANKS......................................................12
                  SECTION 2.02      LETTERS OF CREDIT............................................................13
                  SECTION 2.03      ISSUANCE.....................................................................15
                  SECTION 2.04      NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE..............................15
                  SECTION 2.05      MAKING OF LOANS..............................................................15
                  SECTION 2.06      REPAYMENT OF LOANS; EVIDENCE OF DEBT.  ......................................16
                  SECTION 2.07      INTEREST ON LOANS............................................................17
                  SECTION 2.08      DEFAULT INTEREST.............................................................17
                  SECTION 2.09      OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT.  ...........................17
                  SECTION 2.10      MANDATORY PREPAYMENT; COMMITMENT TERMINATION;
                                     CASH COLLATERAL.............................................................17
                  SECTION 2.11      OPTIONAL PREPAYMENT OF LOANS.................................................18
                  SECTION 2.12      RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES................................19
                  SECTION 2.13      PRO RATA TREATMENT, ETC......................................................19
                  SECTION 2.14      TAXES........................................................................20
                  SECTION 2.15      CERTAIN FEES.................................................................22
                  SECTION 2.16      COMMITMENT FEE...............................................................22
                  SECTION 2.17      LETTER OF CREDIT FEES. ......................................................22
                  SECTION 2.18      NATURE OF FEES...............................................................23
                  SECTION 2.19      RIGHT OF SET-OFF.............................................................23
                  SECTION 2.20      SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT................................23
                  SECTION 2.21      PAYMENT OF OBLIGATIONS.......................................................23
                  SECTION 2.22      NO DISCHARGE; SURVIVAL OF CLAIMS.............................................23
                  SECTION 2.23      USE OF CASH COLLATERAL.......................................................24

SECTION 3.        REPRESENTATIONS AND WARRANTIES.................................................................24
                  SECTION 3.01      ORGANIZATION AND AUTHORITY...................................................24
                  SECTION 3.02      DUE EXECUTION................................................................24
                  SECTION 3.03      STATEMENTS MADE..............................................................25
                  SECTION 3.04      FINANCIAL STATEMENTS.........................................................25
                  SECTION 3.05      OWNERSHIP....................................................................25
                  SECTION 3.06      LIENS........................................................................25
                  SECTION 3.07      COMPLIANCE WITH LAW..........................................................25
                  SECTION 3.08      INSURANCE....................................................................26


                  SECTION 3.09      THE ORDERS...................................................................26
                  SECTION 3.10      USE OF PROCEEDS..............................................................26
                  SECTION 3.11      LITIGATION...................................................................27

SECTION 4.        CONDITIONS OF LENDING..........................................................................27

                  SECTION 4.01      CONDITIONS PRECEDENT TO EACH LOAN AND EACH
                                     LETTER OF CREDIT............................................................27

SECTION 5.        AFFIRMATIVE COVENANTS..........................................................................28
                  SECTION 5.01      FINANCIAL STATEMENTS, REPORTS, ETC...........................................28
                  SECTION 5.02      CORPORATE EXISTENCE..........................................................30
                  SECTION 5.03      INSURANCE....................................................................30
                  SECTION 5.04      OBLIGATIONS AND TAXES........................................................30
                  SECTION 5.05      NOTICE OF EVENT OF DEFAULT...................................................30
                  SECTION 5.06      MAINTENANCE OF CONCENTRATION ACCOUNTS........................................30
                  SECTION 5.07      BOOKS AND RECORDS, INSPECTION AND COLLATERAL REVIEW
                                     RIGHTS......................................................................30
                  SECTION 5.08      MAINTENANCE OF EXISTENCE, ETC. ..............................................31
                  SECTION 5.09      CANADIAN ASSETS..............................................................31
                  SECTION 5.10      FINANCIAL ADVISOR............................................................31
                  SECTION 5.11      INVESTMENTS..................................................................31
                  SECTION 5.12      INSURANCE POLICIES...........................................................31

SECTION 6.        NEGATIVE COVENANTS.............................................................................31
                  SECTION 6.01      LIENS........................................................................31
                  SECTION 6.02      MERGER, ETC..................................................................32
                  SECTION 6.03      INDEBTEDNESS.................................................................32
                  SECTION 6.04      EBITDAR......................................................................32
                  SECTION 6.05      GUARANTEES AND OTHER LIABILITIES.............................................32
                  SECTION 6.06      CHAPTER 11 CLAIMS............................................................33
                  SECTION 6.07      TRANSACTIONS WITH AFFILIATES.................................................33
                  SECTION 6.08      DISPOSITION OF ASSETS........................................................33

SECTION 7.        EVENTS OF DEFAULT..............................................................................33
                  SECTION 7.01      EVENTS OF DEFAULT............................................................33

SECTION 8.        THE AGENT......................................................................................36
                  SECTION 8.01      ADMINISTRATION BY AGENT......................................................36
                  SECTION 8.02      ADVANCES AND PAYMENTS........................................................36
                  SECTION 8.03      SHARING OF SETOFFS...........................................................37
                  SECTION 8.04      AGREEMENT OF REQUIRED BANKS..................................................37
                  SECTION 8.05      LIABILITY OF AGENT...........................................................38
                  SECTION 8.06      REIMBURSEMENT AND INDEMNIFICATION............................................39

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


                  SECTION 8.07      RIGHTS OF AGENT..............................................................39
                  SECTION 8.08      INDEPENDENT BANKS............................................................39
                  SECTION 8.09      NOTICE OF TRANSFER...........................................................39
                  SECTION 8.10      SUCCESSOR AGENT..............................................................39


SECTION 9.        GUARANTY.......................................................................................39
                  SECTION 9.01      GUARANTY.....................................................................39
                  SECTION 9.02      NO IMPAIRMENT OF GUARANTY....................................................40
                  SECTION 9.03      SUBROGATION..................................................................41

SECTION 10.       MISCELLANEOUS..................................................................................41
                  SECTION 10.01     NOTICES......................................................................41
                  SECTION 10.02     SURVIVAL OF AGREEMENT, REPRESENTATIONS AND
                                     WARRANTIES, ETC.............................................................41
                  SECTION 10.03     SUCCESSORS AND ASSIGNS.......................................................42
                  SECTION 10.04     CONFIDENTIALITY..............................................................44
                  SECTION 10.05     EXPENSES.....................................................................44
                  SECTION 10.06     INDEMNITY....................................................................45
                  SECTION 10.07     CHOICE OF LAW. ..............................................................45
                  SECTION 10.08     NO WAIVER....................................................................45
                  SECTION 10.09     EXTENSION OF MATURITY........................................................45
                  SECTION 10.10     AMENDMENTS, ETC. ............................................................46
                  SECTION 10.11     SEVERABILITY.................................................................47
                  SECTION 10.12     HEADINGS.....................................................................47
                  SECTION 10.13     EXECUTION IN COUNTERPARTS....................................................47
                  SECTION 10.14     PRIOR AGREEMENTS.............................................................47
                  SECTION 10.15     FURTHER ASSURANCES...........................................................47
                  SECTION 10.16     WAIVER OF JURY TRIAL.........................................................47


ANNEX A                      -            Commitment Amounts
EXHIBIT A-1                  -            Interim Order
EXHIBIT A-2                  -            Form of Final Order
EXHIBIT B                    -            Form of Security and Pledge Agreement
EXHIBIT C                    -            Form of Assignment and Acceptance


SCHEDULE 3.05                -            Subsidiaries
SCHEDULE 3.06                -            Liens
SCHEDULE 3.11                -            Litigation
SCHEDULE 6.04                -            Budget

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                            Dated as of June 2, 2000

                  REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of June 2, 2000, among FAMILY GOLF CENTERS, INC., a Delaware corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the direct or indirect subsidiaries of the Borrower signatory hereto (each a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), each of the other financial institutions from time to time party hereto (together with Chase, the "Banks") and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the Banks.

                             INTRODUCTORY STATEMENT

                  On May 4, 2000, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

                  The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $15,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors. On May 9, 2000 the Bankruptcy Court entered the Interim Order, a copy of which is attached hereto as Exhibit A-1 (the "Interim Order") pursuant to which, among other things, the Bankruptcy Court approved and Chase agreed to provide such a facility on the terms and conditions set forth in the Term Sheet attached to the Interim Order (the "Term Sheet"). The Borrower and Chase agreed to enter into long form agreements incorporating the terms and provisions of the Term Sheet.

                  The proceeds of the Loans will be used as provided for herein.

                  To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Section 6.03(iii)), the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

                  (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

                  (b) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code as provided in the Final Order; and

                  (c) perfected Liens, pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code on the assets and properties of the Borrower and the Guarantors as more fully set forth in the Final Order.

                  All of the claims and the Liens granted hereunder in the Cases to the Agent and the Banks shall be subject to the Carve-Out and the Statutory Fees to the extent provided in the Final Order.

                  Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

         SECTION 1.01 DEFINED TERMS.

                  As used in this Agreement, the following terms shall have the meanings specified below:

                  "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the Introduction.

                  "Agreement" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively. "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit C.

                  "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Cases from time to time.

                  "Banks" shall have the meaning set forth in the Introduction.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.


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                  "Borrower" shall have the meaning set forth in the
Introduction.

                  "Borrowing" shall mean the incurrence of Loans made from all the Banks on a single date.

                  "Budget" shall have the meaning set forth in Section 6.04.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

                  "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Carve-Out" shall have the meaning given such term in the Final Order.

                  "Cases" shall mean the Chapter 11 Cases of the Borrower and each of the Guarantors pending in the Bankruptcy Court.

                  "Chase" shall have the meaning set forth in the Introduction.

                  "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Final Order, but not later than 45 days following the Filing Date.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean the Collateral under the Security and Pledge Agreement or any other Loan Document.

                  "Commitment" shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

                  "Commitment Fee" shall have the meaning set forth in Section 2.16.

                  "Commitment Percentage" shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

                  "Committee" shall mean the official committee of unsecured creditors appointed in the Cases.

                  "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrower or any of the Guarantors that is confirmed pursuant to an order of the Bankruptcy Court.

                  "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDAR" shall mean net income on a consolidated basis for an accounting period before provision for payment of interest expense and Federal income taxes plus depreciation, amortization, plus or minus, as the case may be, any extraordinary or unusual gains or losses (including gains or losses on the revaluation of assets), and restructuring costs to the extent deducted from such net income during such accounting period, all as determined in accordance with GAAP, except that professional fees associated with the Cases shall be considered restructuring costs.

                  "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrower and the Agent.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

                  "Event of Default" shall have the meaning given such term in
Section 7.

                  "Existing Agreements" shall mean and include all of the agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Existing Lenders in connection with the Existing Credit Agreement.

                  "Existing Credit Agreement" shall mean that certain Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of December 2, 1998, as Amended and Restated as of October 15, 1999 among the Borrower, the several lenders from time to time party thereto and Chase, as administrative agent (as heretofore amended).

                  "Existing Lenders" shall mean, collectively, those certain lenders to the Borrower and the Guarantors (to the extent party thereto) under any of the Existing Agreements, together with any successors or assigns thereof.

                  "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.15, 2.16 and 2.17.

                  "Filing Date" shall mean May 4, 2000.

                  "Final Order" shall have the meaning given such term in
Section 4.01(d).

                  "Financial Officer" shall mean the Chief Financial Officer of the Borrower.

                  "Fronting Bank" shall mean Chase or such other Bank (which other Bank shall be reasonably satisfactory to the Borrower) as may agree with Chase to act in such capacity.

                  "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

                  "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

                  "Guarantor" shall have the meaning set forth in the Introduction.

                  "Indebtedness" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of
Section 4001(a)(18) of ERISA.

                  "Interim Order" shall have the meaning given such term in the Introductory Statement.

                  "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.02, which letter of credit shall be (i) a standby letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Guarantor, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

                  "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Family Golf Centers, Inc. Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.02(b) and 2.10(a) and (c).

                  "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.17.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall have the meaning given such term in Section 2.01.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement and any other instrument or agreement executed and delivered in connection herewith (including, without limitation, any instrument or agreement executed and delivered in connection with the Liens granted in favor of the Agent on the assets of the Borrower and its Subsidiaries located in Canada).

                  "Material Adverse Change" means a material adverse change in any of (i) the legality, validity or enforceability of any of the Loan Documents, (ii) the perfection or priority of the liens granted pursuant to this Agreement or any of the other Loan Documents or the Orders; (iii) the ability of the Borrower and the Guarantors to repay the obligations or to perform their obligations under any of the Loan Documents, or (iv) the rights and remedies of the Lenders or the Agent under any of the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                  "Maturity Date" shall mean May 5, 2001, provided, that if the Borrower and the Guarantors shall have received Net Cash Proceeds in an amount of not less than $50,000,000 from asset sales on or prior to such date, such date shall be automatically extended to November 7, 2001 without premium and without further order of the Bankruptcy Court.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "Net Cash Proceeds" shall mean, in respect of any sale of assets, the proceeds of such sale (including the face amount of any Indebtedness of any Debtor assumed by a non-Debtor in connection with such sale) after the payment of or reservation for expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale (and before payment on account of, or to satisfy, any Indebtedness relating to such assets).

                  "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks and the Agent under the Loan Documents.

                  "Orders" shall mean the Interim Order and the Final Order.

                  "Other Taxes" shall have the meaning given such term in
Section 2.14.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

                  "Pension Plan" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

                  "Permitted Liens" shall mean (i) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; and (v) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (iv) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

                  "Prepayment Date" shall mean forty-five (45) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such forty-five
(45) day period.

                  "Pre-Petition Agent" shall mean The Chase Manhattan Bank, as administrative agent under the Existing Credit Agreement.

                  "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Register" shall have the meaning set forth in Section
10.03(d).

                  "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

                  "Required Banks" shall mean, at any time, Banks holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Banks having Commitments representing in excess of 50% of the Total Commitment.

                  "Requirement of Law" shall mean, as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Security and Pledge Agreement" shall have the meaning set forth in Section 4.01(f).

                  "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

                  "Statutory Fees" shall have the meaning given such term in the Final Order.

                  "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more. Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

                  "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Super-majority Banks" shall have the meaning given such term in Section 10.10(b).

                  "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "Taxes" shall have the meaning given such term in
Section 2.14.

                  "Term Sheet" shall have the meaning given such term in the Introductory Statement.

                  "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

                  "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR ss.ss.2615.21 or 2615.23 and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or
(ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple


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



Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or
(v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

                  "Transferee" shall have the meaning given such term in Section 2.14.

                  "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements heretofore delivered to the Agent.

SECTION 2. AMOUNT AND TERMS OF CREDIT.

         SECTION 2.01 COMMITMENT OF THE BANKS.

                  (a) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.23), to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the Total Commitment of $15,000,000, as the same may be reduced from time to time pursuant to Section 2.09.

                  (b) Each Borrowing shall be made by the Banks pro rata in accordance with their respective Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

         SECTION 2.02 LETTERS OF CREDIT.

                  (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $2,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment and, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Banks that the conditions to such issuance have not been met.

                  (b) No Letter of Credit shall expire later than 60 days after the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), is in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

                  (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.17 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

                  (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 1-1/2% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date, in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in Section 4.01 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Bank agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.23.

                  (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

                  (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make available to the Fronting Bank such Bank's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

         SECTION 2.03 ISSUANCE. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         SECTION 2.04 NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower or any Guarantor shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower or any Guarantor thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.05 MAKING OF LOANS.

                  (a) Each Bank may fulfill its Commitment with respect to any Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank shall, subject to its overall policy considerations, use reasonable best efforts to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.12.


                                      xviii

                  (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least one Business Day; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $750,000) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the first Business Day preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.05(b). The Agent shall promptly notify each Bank of its proportionate share of such Borrowing and the date of such Borrowing. On the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at One Chase Manhattan Plaza, New York, New York 10005, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. New York City time.

         SECTION 2.06 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Termination Date.

                  (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (c) The Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.07 INTEREST ON LOANS.

                  (a) Subject to the provisions of Section 2.08, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 1-1/2%.

                  (b) Accrued interest on all Loans shall be payable in arrears on the last calendar day of each month, at maturity (whether by acceleration or otherwise), after such maturity, on demand, and upon any repayment or prepayment thereof (but only on the amount so prepaid).

         SECTION 2.08 DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.02(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 3-1/2%.

         SECTION 2.09 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Bank the Commitment Fee accrued, but unpaid, on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Bank.

         SECTION 2.10 MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH COLLATERAL.

                  (a) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds the Total Commitment, the Borrower will within three Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the Total Commitment, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Total Commitment, deposit into the Letter of Credit Account an amount


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



equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Total Commitment.

                  (b) Upon the sale of any of the assets or properties of the Borrower or any of the Guarantors (other than pursuant to Sections 6.08(i) or (ii) hereof), the Net Cash Proceeds thereof shall be paid to the Agent for application as follows:

                           (i) If the Agent shall have a first Lien on such
                  assets or properties, the Net Cash Proceeds thereof shall be applied first to the principal amount of the Loans then outstanding and second be deposited into a segregated interest bearing account with the Agent until an order of the Bankruptcy Court is entered to the effect that any junior Lien on such assets or properties asserted by any lienholder (including, without limitation, the purported liens granted to the lenders under the Existing Agreements by the Borrower and the Guarantors) is valid, perfected, binding and enforceable against the Borrower or the Guarantors but for the filing of the Cases at which time the Net Cash Proceeds shall be applied as the Bankruptcy Court may direct in its order; and

                           (ii) If the Agent shall have a junior Lien on such
                  assets or properties, the Net Cash Proceeds thereof shall be deposited into a segregated interest bearing account and shall not be paid over to any prior lienholder unless and until an order of the Bankruptcy Court is entered to the effect that the Lien asserted by any such lienholder on such assets or properties (including, without limitation, the purported liens granted to the lenders under the Existing Agreement by the Borrower and the Guarantors) is valid, perfected, binding and enforceable against the Borrower or the Guarantors but for the filing of the Cases at which time the Net Cash Proceeds thereof shall be applied as the Bankruptcy Court may direct in its order.

                  (c) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with
Section 2.02(b).

         SECTION 2.11 OPTIONAL PREPAYMENT OF LOANS. The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 1:00 p.m., New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; provided, however, that each such partial prepayment shall be in multiples of $100,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

         SECTION 2.12 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

                  (a) If any Bank shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

                  (b) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) above, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

         SECTION 2.13 PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans (except as provided in Section 2.12) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full.

         SECTION 2.14 TAXES.

                  (a) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or in which the applicable lending office of any such Bank (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank (or Transferee) would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the


                                      xxiii

Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 15 days after receipt of a request by the Borrower, apply for such refund at the Bank's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 5 Business Days after receipt of a request by the Borrower, repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) or the Agent as part of the refund); provided that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it reasonably deems upon advice of outside counsel to be confidential).

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection
(f) above.

                  (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.14 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank (or Transferee), be otherwise materially disadvantageous to such Bank (or Transferee).

         SECTION 2.15 CERTAIN FEES. The Borrower has paid to the Agent, for its own account, an advisory and restructuring fee of $75,000. The Borrower shall pay (i) to the Agent, for the respective accounts of the Banks, a facility fee in an aggregate amount equal to $275,000, one-half of which has heretofore been paid by the Borrower to the Agent and the balance of which shall be payable upon the entry of the Final Order and (ii) to the Agent, for its own account, an annual administrative agent's fee of $125,000, (x) $25,000 of which shall be payable upon the entry of the Final Order, (y) $25,000 of which shall be payable on October 15, 2000, and (z) $25,000, payable in advance each quarter thereafter, commencing on January 15, 2001.

         SECTION 2.16 COMMITMENT FEE. The Borrower shall pay to the Banks a commitment fee (the "Commitment Fee") for the period commencing on May 9, 2000 to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one percent (1%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued and unpaid, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.09 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.17 LETTER OF CREDIT FEES. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) two percent (2%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section
2.02. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

         SECTION 2.18 NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Banks, as provided herein. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.19 RIGHT OF SET-OFF. Subject to the provisions of Section
7.01 (including the requirement to give five (5) Business Days notice as required in the last paragraph of Section 7.01), upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank (and each Affiliate thereof) is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.20 SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

         SECTION 2.21 PAYMENT OF OBLIGATIONS. Subject to the provisions of
Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Banks shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.22 NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Order and the Liens granted to the Agent pursuant to the Order shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

         SECTION 2.23 USE OF CASH COLLATERAL. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.05 or request the issuance of a Letter of Credit under
Section 2.03 unless the Bankruptcy Court shall have entered the Interim Order or
(ii) to request a Borrowing under Section 2.05 unless the Borrower and the Guarantors shall at that time have used all of the cash collateral available for disbursements subject to the Orders.

SECTION 3. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

         SECTION 3.01 ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.02 DUE EXECUTION. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties (other than where such breach or default would not have a Material Adverse Effect), or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), (x) this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors; and (y) this


                                      xxvii

Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

         SECTION 3.03 STATEMENTS MADE. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading.

         SECTION 3.04 FINANCIAL STATEMENTS. To the extent the Borrower has furnished any projections of the financial position and results of operations of the Borrower and its consolidated Subsidiaries for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Borrower and its consolidated Subsidiaries, and have been or will be based on assumptions believed by the Borrower and its consolidated Subsidiaries to be reasonable at the time made and upon the best information then reasonably available to the Borrower and its consolidated Subsidiaries. There is no fact adversely affecting the condition or operations, financial or otherwise, of the business or prospects of the Borrower or any of its consolidated Subsidiaries which has not been set forth in a footnote included in the financial statements previously delivered to the Agent and the Lenders, in a schedule to this Agreement or in any other written information delivered to the Agent prior to the Closing Date.

         SECTION 3.05 OWNERSHIP. Each of the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower and, except as set forth on Schedule 3.05, the Borrower owns no other Subsidiaries, whether directly or indirectly.

         SECTION 3.06 LIENS. Except for Liens existing on the Filing Date as reflected on Schedule 3.06, there are no Liens of any nature whatsoever on any assets of the Borrower or any of its Subsidiaries other than Liens permitted pursuant to Section 6.01.

         SECTION 3.07 COMPLIANCE WITH LAW.

                  (a) (i) To the knowledge of the Borrower and each of its Subsidiaries, the operations of the Borrower and its Subsidiaries comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); (ii) to the Borrower's and each of its Subsidiaries' knowledge, none of the operations of the Borrower or its Subsidiaries is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Subsidiary is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any


                                     xxviii
applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of its Subsidiaries' knowledge, the Borrower and its Subsidiaries do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

                  (b) Neither the Borrower nor its Subsidiaries is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect.

         SECTION 3.08 INSURANCE. A schedule of all existing policies of insurance of any kind or nature owned by or issued to the Borrower and its Subsidiaries, including, without limitation, existing policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, has been delivered to the Agent.

         SECTION 3.09 THE ORDERS. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded (without the prior written consent of the Agent). On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded (without the prior written consent of the Agent). Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Banks shall, subject to the provisions of Section 7.01 (including the requirement to give five (5) Business Days notice as required in the last paragraph of Section 7.01), be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         SECTION 3.10 USE OF PROCEEDS. The proceeds of the Loans shall be used
(i) for working capital purposes of the Borrower and the Guarantors; (ii) to pay post-petition operating expenses of the Borrower and Guarantors including the payment in the Cases of professional fees and expenses of the Borrower and Guarantors and of the Committee, as well as the Statutory Fees; (iii) for up to
(w) $3,500,000 in capital expenditures for fiscal year ending December 31, 2000,
(x) $3,600,000 in capital expenditures for fiscal year ending December 31, 2001,
(y) $3,200,000 in the aggregate for construction costs in connection with the following sites: Encino/Balboa, California, Fremont, California and Wichita, Kansas in accordance with the Budget and (z) an amount up to $1,000,000 for construction costs in connection with the site in San Bruno, California, but only to the extent, if any, that such construction is required pursuant to the terms of a lease involving the Borrower or any of its Subsidiaries relating to such site and only if the Borrower provides the Agent with written evidence that such construction is required by such lease subject to review of the construction budget and agreement between the Agent and the Borrower with respect thereto; and (iv) for such other purposes as may be agreed to in writing between the Borrower and the Required Banks.

         SECTION 3.11 LITIGATION. Other than as set forth on Schedule 3.11, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or any of the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole.

SECTION 4. CONDITIONS OF LENDING

         SECTION 4.01 CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit from and after the entry by the Bankruptcy Court of the Final Order is subject to the following conditions precedent:

                  (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by
Section 2.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

                  (d) Orders. The Final Order in the form of Exhibit A-2 shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent.

                  (e) Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").

                  (f) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith.

                  (g) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent.

                  (h) Compliance with Laws. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

                  (i) Closing Documents. The Agent shall have received all documents required by this Agreement reasonably satisfactory in form and substance to the Agent.

                  (j) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then due and payable under and pursuant to this Agreement.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5. AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.02(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will:

         SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the Banks:

                  (a) within 105 days after the end of each fiscal year, the Borrower's comparative consolidated balance sheet and related comparative consolidated statement of income, retained earnings and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its Subsidiaries by Richard A. Eisner & Company, LLC or other independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated and consolidating financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP in all material respects;

                  (b) within 50 days after the end of each of the first three fiscal quarters and within 105 days after the end of the fourth fiscal quarter of each fiscal year, the Borrower's comparative consolidated balance sheets and related comparative consolidated statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP in all material respects, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above as applicable, a certificate of a Financial Officer certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of
Section 6.04;

                  (d) as soon as available, but no more than 45 days after the end of each month, the unaudited monthly cash flow reports of the Borrower and its Subsidiaries on a consolidated basis and as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year;

                  (e) as soon as possible, and in any event within 60 days of the Closing Date, a consolidated pro forma balance sheet of the Borrower's and its Subsidiaries' financial condition as of the Filing Date;

                  (f) following the end of each fiscal year of the Borrower (or more frequent if prepared by the Borrower), an update (prepared in form and available for distribution in accordance with the Borrower's customary practices) of the Budget satisfactory in form and substance to the Agent;

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;


                                      xxxii

                  (h) any reports on such other information (including updates with respect to construction payables and progress reports), as the Agent, at the request of any Bank, may from time to time reasonably request; and

                  (i) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases.

         SECTION 5.02 CORPORATE EXISTENCE. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except
(i)(A) if in the reasonable business judgment of the Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.03 INSURANCE. Maintain insurance on all its properties in a manner reasonably acceptable to the Agent.

         SECTION 5.04 OBLIGATIONS AND TAXES. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

         SECTION 5.05 NOTICE OF EVENT OF DEFAULT. As soon as practicable give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

         SECTION 5.06 MAINTENANCE OF CONCENTRATION ACCOUNTS. Continue to maintain with the Agent the collection account system and an account or accounts to be used by the Borrower and the Guarantors as their principal concentration accounts for day-to-day operations conducted by the Borrower and the Guarantors.

         SECTION 5.07 BOOKS AND RECORDS, INSPECTION AND COLLATERAL REVIEW
RIGHTS.


                                     xxxiii

                  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects on a consolidated basis. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Agent, upon reasonable prior notice, to visit and inspect its financial records and properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.08 MAINTENANCE OF EXISTENCE, ETC. (a) (i) Preserve, renew and keep in full force and effect is corporate existence (except as otherwise permitted by Section 6.08 and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.08 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.09 CANADIAN ASSETS. To the extent permitted by law and not in violation of existing contracts and subject to existing Liens, execute and deliver to the Agent, as soon as reasonably practicable, such agreements, documents and instruments necessary in order to create and perfect its Liens and security interests in the assets of the Borrower and its Subsidiaries located in Canada.

         SECTION 5.10 FINANCIAL ADVISOR. Retain Zolfo Cooper LLP as its financial advisor pursuant to an order of the Bankruptcy Court which order shall have been entered no later than July 10, 2000.

         SECTION 5.11 INVESTMENTS. Make investments in accordance with Section 345 of the Bankruptcy Code.

         SECTION 5.12 INSURANCE POLICIES. Provide the Agent with a copy of any insurance policy described in Section 3.08, by no later than two weeks after the Agent's request therefor.

SECTION 6. NEGATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.02(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the


                                      xxxiv

Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

         SECTION 6.01 LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.06 hereto and such other Liens for unpaid real estate taxes and mechanics liens not set forth on Schedule
3.06 hereto that were existing on the Filing Date in an amount not in excess of $400,000 in the aggregate; (ii) Liens granted pursuant to the Existing Agreements; (iii) Liens in favor of the Existing Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Banks; (iv) Permitted Liens; (v) Liens granted in connection with the financing of insurance premiums solely in connection with the Borrower's and Guarantors' insurable properties and assets provided such Liens attach solely to the insurance policy in respect of such insurance premiums (and any proceeds thereof), (vi) Liens in favor of the Agent and the Banks and (vii) Liens in respect of Indebtedness permitted under Section 6.03(v) below.

         SECTION 6.02 MERGER, ETC. Consolidate or merge with or into another Person.

         SECTION 6.03 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness incurred prior to the Filing Date; (iii) Indebtedness owed to Chase or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds, (iv) Indebtedness related to the Liens described in clause (v) of Section 6.01 and
(v) Indebtedness in respect of secured purchase money financing of equipment, to the extent permitted under Sections 3.10(iii)(w) and (x), and so long as all such Indebtedness does not exceed for any fiscal year, in the aggregate, $100,000.

         SECTION 6.04 EBITDAR. Permit (i) on each of September 30, 2000, December 31, 2000, and March 31, 2001, the EBITDAR of the Borrower and its Subsidiaries to be less than sixty percent (60%) of the cumulative EBITDAR as measured from May 1, 2000 per the Budget attached as Schedule 6.04 hereto (as updated from time to time (the "Budget")), or (ii) on June 30, 2001, September 30, 2001, and November 30, 2001, the cumulative EBITDAR of the Borrower and its Subsidiaries for the prior twelve month period to be less than sixty percent (60%) of the cumulative EBITDAR per the Budget for the same period. The combined budgeted EBITDAR shall be reduced by the budgeted EBITDAR pertaining to any asset sold for the period following the date of sale through the Termination Date. To the extent the Budget does not show a breakdown by location with respect to EBITDAR calculations, the Borrower and its Subsidiaries shall provide to the Agent a budget showing such breakdown within five (5) days of the Closing Date.

         SECTION 6.05 GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 6.06 CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower and the Guarantors hereunder, except for the Carve-Out and the Statutory Fees.

         SECTION 6.07 TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 6.08 DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) sales of surplus equipment no longer used in production, (iii) sales of assets, the Net Cash Proceeds of which are applied consistent with
Section 2.10(b), and (iv) sales of other assets approved by the Agent and Required Banks.

SECTION 7. EVENTS OF DEFAULT

         SECTION 7.01 EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                  (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (b) default shall be made in the payment of any principal of the Loans, interest thereon, Fees or any other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                                      xxxvi

                  (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days other than a breach of a covenant, condition or agreement which is incapable of remedy for which there is no cure period; or

                  (d) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim (other than the Carve-Out and the Statutory Fee) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Super-Priority Claim (other than the Carve Out and the Statutory Fees); or

                  (e) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $100,000 in the aggregate; or

                  (f) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court or there shall occur a Material Adverse Change; or

                  (g) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders or terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

                  (h) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $100,000 not covered by insurance shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

                  (i) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to cause a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or


                                     xxxvii

                  (j) the Borrower or the Guarantors shall make any Pre-Petition Payment other than as permitted by the Orders and Pre-Petition Payments authorized by the Bankruptcy Court (x) not in excess of $300,000 in respect of certain critical vendors, (y) not in excess of $250,000 in respect of valid reclamation claims and (z) not in excess of an amount equal to the perfected mechanics liens and real estate tax liens listed on Schedule 3.06 plus additional mechanics and real estate tax liens in an amount not to exceed $400,000 in the aggregate; or

                  (k) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000 and does or is reasonably expected to cause a Material Adverse Effect; or

                  (l) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received and such Withdrawal Liability does or is reasonably expected to cause a Material Adverse Effect; or

                  (m) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000 and such increase does or is reasonably expected to cause a Material Adverse Effect; or

                  (n) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000 and such failure does or is reasonably likely to have a Material Adverse Effect;


                                     xxxviii
then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, shall, by written notice to the Borrower (with a written copy to counsel for the Committee, to counsel for the Pre-Petition Agent and to the United States Trustee for the Southern District of New York), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Committee, to counsel for the Pre-Petition Agent and to the United States Trustee for the Southern District of New York) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause
(iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then outstanding Letters of Credit (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five
(5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

SECTION 8. THE AGENT

         SECTION 8.01 ADMINISTRATION BY AGENT. The general administration of the Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.


                                      xxxix

         SECTION 8.02 ADVANCES AND PAYMENTS

                  (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.15, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

         SECTION 8.03 SHARING OF SETOFFS. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.


                                      xl

         SECTION 8.04 AGREEMENT OF REQUIRED BANKS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.05 LIABILITY OF AGENT.

                  (a) The Agent when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                  (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

                  (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.06 REIMBURSEMENT AND INDEMNIFICATION. Each Bank agrees (i) to reimburse (x) the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations xli
or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.07 RIGHTS OF AGENT. It is understood and agreed that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

         SECTION 8.08 INDEPENDENT BANKS. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

         SECTION 8.09 NOTICE OF TRANSFER. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agent.

         SECTION 8.10 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                      xlii

SECTION 9. GUARANTY

         SECTION 9.01 GUARANTY.

                  (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

                  (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

                  (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

                  (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

                  (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

                  (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such xliii

Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

         SECTION 9.02 NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

         SECTION 9.03 SUBROGATION. Upon payment by any Guarantor of any sums to the Agent or a Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

         SECTION 10.01 NOTICES. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower or any Guarantor at Family Golf Centers, Inc., 538 Broad Hollow Road, Melville, New York 11747, Telecopy: (631) 694-1935,
Attention: President, with copies to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Telecopy: (212) 859-8583,
Attention: Lawrence First, Esq. and to a Bank or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the xliv
preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

         SECTION 10.02 SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower and the Guarantors.

         SECTION 10.03 SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.12 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.12 and 2.14 shall not be increased as a result of the sale of any such participation) and the PRO RATA treatment of payments, as described in Section 2.13, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

                  (b) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), PROVIDED, HOWEVER, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld,
(ii) the aggregate amount of the Commitment and/or Loans of the assigning xlv

Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $1,000,000 and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time xlvi

(the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

                  (g) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

         SECTION 10.04 CONFIDENTIALITY. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Bank shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.


                                     xlvii

         SECTION 10.05 EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agent, any local Canadian counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent (but excluding costs and expenses in connection with a syndication of this Agreement to institutions other than the Existing Lenders)) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits, monitoring of assets, the costs of electronic communications services and publicity expenses, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agent. Such payments shall be made on the date of the Final Order and thereafter on demand, promptly upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent for its expenses. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.06 INDEMNITY. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent and the Banks and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind and nature (including, without limitation, fees and disbursements of counsel to any Indemnified Party) incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby and under the other Loan Documents, but excluding therefrom
(x) any of the foregoing to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party and (y) all expenses and costs in connection with a syndication of this Agreement to institutions other than the Existing Lenders. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.07 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.


                                     xlviii

         SECTION 10.08 NO WAIVER. No failure on the part of the Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.09 EXTENSION OF MATURITY. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10 AMENDMENTS, ETC.

                  (a) No modification, amendment or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Bank affected thereby (x) increase the Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Bank), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, provided, further, that no such modification or amendment shall without the written consent of (A) all of the Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks or (ii) amend this Section 10.10 or the definition of Required Banks or (B) Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment, release all or any substantial portion of the Liens granted to the Agent hereunder (other than in connection with dispositions permitted hereunder), under the Orders or under any other Loan Document, or release any Guarantor. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Bank in the capacity referred to in Section 6.03(iii) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Bank shall bind any Person subsequently acquiring an interest on the Loans held by such Bank. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

                  (b) Notwithstanding anything to the contrary contained in
Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which xlix
would require the unanimous consent of all of the Banks (or the consent described in clause (B) of the first sentence of Section 10.10(a)) and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Supermajority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for (w) the termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Banks" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

         SECTION 10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12 HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.14 PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any term sheet, letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder or Loans made or Letters of Credit issued pursuant to the Term Sheet shall be replaced by the terms of this Agreement, except that with respect to any Loans made or Letters of Credit issued pursuant to the Term Sheet, such Loans and Letters of Credit shall be governed by this Agreement from and after the date that the Final Order is entered and prior to that date, such Loans and Letters of Credit shall be governed by the Term Sheet.


                                       l

         SECTION 10.15 FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.


                                       li

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                    BORROWER:

                                    FAMILY GOLF CENTERS, INC.

                                    By: /s/ Dominic Chang
                                        --------------------------------
                                        Name:  Dominic Chang
                                        Title: Chief Executive Officer

                                    GUARANTORS:

                                    TPT EL SEGUNDO, INC.
                                    GLOBAL GOLF/GAVILAN
                                    INDIAN RIVER FAMILY GOLF CENTERS, INC.
                                    TUCSON FAMILY GOLF CENTERS, INC.
                                    CINCINNATI FAMILY GOLF CENTERS, INC.
                                    ST. LOUIS FAMILY GOLF CENTERS, INC.
                                    WEST PALM BEACH FAMILY GOLF CENTERS, INC.
                                    SAN JOSE FAMILY GOLF CENTERS, INC.
                                    EASTON FAMILY GOLF CENTERS, INC.
                                    RANDALL'S ISLAND FAMILY GOLF CENTERS, INC.
                                    PRIVATIZATION PLUS, INC.
                                    WESTMINSTER FAMILY GOLF CENTERS, INC.
                                    CAROLINA SPRINGS FAMILY GOLF CENTERS, INC.
                                    ORIENT ASSOCIATES INTERNATIONAL, INC.
                                    SKYDRIVE ALLEY POND COMPANY, INC.
                                    SKYDRIVE GREENBURGH CO., INC.
                                    SKYCON CONSTRUCTION CO., INC.
                                    SKYDRIVE WILLOWBROOK, NJ, INC.
                                    SKYDRIVE CO., INC.
                                    PELHAM FAMILY GOLF CENTERS, INC.
                                    RICHMOND FAMILY GOLF CENTERS, INC.
                                    PEACHTREE FAMILY GOLF CENTERS, INC.
                                    ALPHARETTA FAMILY GOLF CENTERS, INC.
                                    VALLEY VIEW FAMILY GOLF CENTERS, INC.
                                    MESA FAMILY GOLF CENTERS, INC.
                                    VIRGINIA BEACH FAMILY GOLF CENTERS, INC.
                                    DENVER FAMILY GOLF CENTERS, INC.
                                    FLANDERS FAMILY GOLF CENTERS, INC.
                                    MARGATE FAMILY GOLF CENTERS, INC.


                                      lii

                                    BROOKLYN FAMILY GOLF CENTERS, INC.
                                    LAKE GROVE FAMILY GOLF CENTERS, INC.
                                    GOLDEN SPIKES, INC.
                                    WHITEHALL FAMILY GOLF CENTERS, INC.
                                    SPORTS PLUS PROPERTIES, INC.
                                    SPORTS PLUS PROPERTIES, LLC
                                    GENPROP, LLC
                                    ICEWORKS OF AMERICA, INC.
                                    COMMACK FAMILY GOLF CENTERS, INC.
                                    GREENVILLE FAMILY GOLF CENTERS, INC.
                                    CHICAGO FAMILY GOLF CENTERS, INC.
                                    FLEMINGTON FAMILY GOLF CENTERS, INC.
                                    YORKTOWN FAMILY GOLF CENTERS, INC.
                                    THE PRACTICE TEE, INC.
                                    THE SEVEN IRON, INC.
                                    C.B. FAMILY GOLF CENTERS, INC.
                                    DARLINGTON FAMILY GOLF CENTERS, INC.
                                    MAINEVILLE FAMILY GOLF CENTERS, INC.
                                    MILWAUKEE FAMILY GOLF CENTERS, INC.
                                    OLNEY FAMILY GOLF CENTERS, INC.
                                    PALM DESERT FAMILY GOLF CENTERS, INC.
                                    BROWARD FAMILY GOLF CENTERS, INC.
                                    ENGLEWOOD FAMILY GOLF CENTERS, INC.
                                    RALEIGH FAMILY GOLF CENTERS, INC.
                                    TEMPE FAMILY GOLF CENTERS, INC.
                                    FEDERAL WAY FAMILY GOLF CENTERS, INC.
                                    COUNTY LINE FAMILY GOLF CENTERS, INC.
                                    FAIRFIELD FAMILY GOLF CENTERS, INC.
                                    CONFIDENCE GOLF, INC.
                                    KANSAS FAMILY GOLF CENTERS, INC.
                                    ELK GROVE FAMILY GOLF CENTERS, INC.
                                    SPORTS PLUS CINCINNATI, INC.
                                    WICHITA FAMILY GOLF CENTERS, INC.
                                    BLUE EAGLE OF FLORIDA, INC.
                                    SPORTS PLUS RALEIGH, INC.
                                    SPORTS PLUS WOODBRIDGE, INC.
                                    METROGOLF INCORPORATED
                                    METROGOLF VIRGINIA, INC.
                                    METROGOLF NEW YORK, INC.
                                    FAMILY GOLF ACQUISITION, INC.
                                    BRONX FAMILY GOLF CENTERS, INC.
                                    MILPITAS FAMILY GOLF CENTERS, INC.
                                    SAN BRUNO FAMILY GOLF CENTERS, INC.


                                      liii

                              INTERBAY FAMILY GOLF CENTERS, INC.
                              CARVER FAMILY GOLF CENTERS, INC.
                              PALM FAMILY GOLF CENTERS, INC.
                              CERRITOS FAMILY GOLF CENTERS, INC.
                              PHILADELPHIA FAMILY GOLF CENTERS, INC.,
                               AS SUCCESSOR BY MERGER TO PINLEY ENTERPRISES LTD.
                              ENCINO/BALBOA FAMILY GOLF CENTERS, INC.
                              HOLBROOK FAMILY GOLF CENTERS, INC.
                              SHELTON FAMILY GOLF CENTERS, INC.
                              SPORTS PLUS NEW ROCHELLE, INC.
                              METROGOLF SAN DIEGO INC.
                              METROGOLF ILLINOIS CENTER, INC.
                              METROGOLF MANAGEMENT, INC.
                              FAMILY GOLF VENDING, INC.
                              OVERLAND FAMILY GOLF CENTERS, INC.
                              PARDOC VENDING CORP.
                              EAGLE QUEST GOLF CENTERS (TEXAS II) INC.
                              EAGLE QUEST GOLF CENTERS (CALIFORNIA) INC.
                              EAGLE QUEST GOLF CENTERS (H.P.) INC.
                              EAGLE QUEST GOLF CENTERS (WASHINGTON) INC.
                              GOLF PARK, INC.
                              GOOSE CREEK GOLF PARTNERS
                               LIMITED PARTNERSHIP
                              VINTAGE NEW YORK GOLF, LLC
                              SACRAMENTO FAMILY GOLF CENTERS, INC.
                              PORTLAND FAMILY GOLF CENTERS, INC.
                              CARLSBAD FAMILY GOLF CENTERS, INC.
                              EVERGREEN FAMILY GOLF CENTERS, INC.
                              OVERLAND PARK, LLC
                              EAGLE QUEST GOLF CENTERS (TEXAS) INC.
                              PRECISION COURSES, INC.
                              IMG PROPERTIES, INC.
                              EAGLE QUEST GOLF CENTERS ENTERTAINMENT, INC.
                              EAGLE QUEST GOLF CENTERS (U.S.) INC.
                              SOLANO GOLF CENTER, LP
                              ILLINOIS CENTER GOLF PARTNERS, L.P.
                              GBGC FAMILY GOLF CENTERS, INC.
                              VOORHEES FAMILY GOLF CENTERS, INC.
                              EL CAJON FAMILY GOLF CENTERS, INC.
                              BLUE EAGLE OF KANSAS, INC.
                              BLUE EAGLE (OP) INC.
                              SKATENATION, INC.
                              RECREATIONAL MANAGEMENT CORPORATION


                                      liv

                              SKATENATION OF RICHMOND WEST, LLC
                              SKATENATION OF PRINCE WILLIAM, LLC
                              SKATENATION OF PINEY ORCHARD, LLC
                              82ND AVENUE GOLF RANGE, INC.
                              EVERGREEN GOLF COURSE, LLC
                              EAGLE QUEST GOLF CENTERS (WASHINGTON II), INC. KANSAS CITY FAMILY GOLF CENTERS, INC.
                              BLUE EAGLE OF FLORIDA, INC.
                              PINNACLE ENTERTAINMENT, INC.
                              RECREATIONAL MANAGEMENT SERVICES CORPORATION
                              RECREATIONAL MANAGEMENT SERVICES CORPORATION
                               OF NEW JERSEY, INC.
                              SKATENATION OF RICHMOND SOUTH, LLC
                              SKATENATION OF RESTON, LLC
                              INTERNATIONAL SKATING CENTER OF
                               CONNECTICUT, LLC
                              RMSC OF CALIFORNIA, INC.
                              LODI FAMILY GOLF CENTERS, INC.

                              By: /s/ Krishnan P. Thampi
                                  ---------------------------
                                  Name:  Krishnan P. Thampi
                                  Title: President

                              AGENT:

                              THE CHASE MANHATTAN BANK,
                               INDIVIDUALLY AND AS AGENT

                              By: /s/ Billie Prue
                                  ---------------------------
                                  Name: Billie Prue
                                  Title:

                                  380 Madison Avenue
                                  New York, New York 10017